Exhibit 10.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

CONVERTIBLE SECURED PROMISSORY NOTE

$_______	Las Vegas, Nevada ____________, 2013

Pursuant to the terms of the Securities Purchase Agreement, dated ____________, 2013 (the “Agreement”), Diagnostic Imaging International Corporation, a Nevada corporation (the “Company”), HEREBY UNCONDITIONALLY PROMISES TO PAY to _______________ (the “Holder”), or its permitted assigns, the principal sum of __________ ($_______), together with interest, in arrears, from the date of this Note on the unpaid principal balance at a rate equal to twelve percent (12%) simple interest per annum, or the maximum amount permitted by law, whichever is less. The simple interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

The Company shall make monthly payments of interest to the Holder, in arrears, commencing on May 1, 2013. All unpaid principal, together with the balance of unpaid and accrued interest shall be due and payable on the earliest to occur of (i) the pre-payment of this Note by the Company in accordance with Section 3, (ii) the conversion of this Note by the Holder in accordance with Section 4, (ii) April 30, 2016 (the “Maturity Date”) or (iii) an Event of Default (as defined below) as set forth in Section 2.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.

Definitions.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings:

“Conversion Price” shall mean $0.10 per share, subject to adjustment in accordance with Section 5.

“Conversion Shares” shall mean those shares of Common Stock issued to Holder upon conversion of the then principal and interest owed under this Note pursuant to Section 4 below.

"Obligations" shall mean all principal, accrued interest then due under this Note.

Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)

Insolvency.  (i) The Company shall be dissolved, liquidated, wound up or cease its corporate existence; or (ii) the Company (A) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) shall voluntarily cease to conduct its business in the ordinary course; (C) shall commence any Insolvency Proceeding with respect to itself; or (D) shall take any action to effectuate or authorize any of the foregoing.  As used herein, "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other governmental agency or authority relating to Bankruptcy (as such term is defined in the Bankruptcy Code), reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code; and "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

(b)

Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefore), or other similar person for itself or a substantial portion of its property or business.

(c)

Non-Payment and Certain Other Breaches.  The Company does not pay when due the amounts owed under this Note or breaches any material representation, warranty, covenant or agreement set forth in this Note or the Transaction Documents.

If any Event of Default shall occur and be continuing, the Holder may, by notice to the Company, (i) declare the entire outstanding Obligations payable by the Company hereunder to be forthwith due and payable, whereupon the principal hereof and all accrued interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if an event described in paragraph 2(b) above shall occur, the result which would otherwise occur only upon giving of notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such notice; (ii) convert this Note in accordance with Section 4; and (iii) exercise all rights and remedies available to the Holder under the Agreement and applicable law. The rights and remedies under the Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder. No delay or omission on the part of the Holder in exercising any right under the Agreement shall operate as a waiver of such right or any other right hereunder.

2.

Prepayments.  The Company shall have the right to prepay this Note in full, and in part, including all unpaid and accrued interest thereon, at any time prior to the Maturity Date.

3.

Conversion.

4.1

Conversion.  At any time prior to the Maturity Date, the Holder shall have the right to convert the then outstanding principal amount due on this Note in full, but not in part, into that number of shares of Common Stock equal to the quotient obtained by dividing (a) the then outstanding Obligations by (b) the Conversion Price then in effect. Upon any prepayment of the principal of this Note, the right to convert the principal of this Note shall terminate as to the portion of the principal paid upon receipt of the evidence of payment (for example the receipt of the check or wire), regardless of whether or not the Holder has accepted or processed such payment.

4.2

Reservation of Shares Issuable Upon Conversion. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable upon conversion of the principal and accrued interest due under the Note.  The Company covenants that all Conversion Shares, when issued in accordance with the terms of this Note and the Agreement, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

4.3

Fractional Shares.  The Company shall not be required to issue fractions of shares upon the conversion hereof or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu of fractional shares. In lieu of issuance any fractional shares or payment therefore, the Company will round up to the nearest whole share.

5.

Certain Adjustments.

5.1

Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions to its Common Stock securities holders payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

5.2

Reorganization, Reclassification, Consolidation, Merger, Sale; Company Not Survivor.  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, at the Company’s option, either (i) the Holder of the Note shall be paid an amount equal to the outstanding Obligations due under the Note at the time of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, or (ii) as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

5.3

Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be; provided, however, that the Company shall not be required to issue fractions of shares as indicated in Section 4.3 above.

5.4

Notice of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price or the number and kind of any securities issuable upon conversion of the Note, the Company will promptly calculate such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number of shares of Common Stock or type of alternate consideration issuable upon conversion of the Note (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon request, the Company will promptly deliver a copy of each such certificate to the Holder.

Successors and Assigns.  Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

Transfer of This Note.  Subject to the terms of the Agreement, this Note may not be transferred in violation of any restrictive legend set forth hereon. Subject to the terms of the Agreement, each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended, (the “Act”) and any applicable state securities laws, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act and any applicable state securities laws, and the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon, in each case which are to be satisfied through the issuance of the Conversion Shares, and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

Assignment.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder. This Note and the rights, interests and obligations hereunder are freely assignable by the Holder without the prior consent of the Company.

No Rights as Shareholder.  This Note, as such, creates a lender/borrower relationship and shall not entitle the Holder to any rights as a shareholder, officer, director other employee or agent of the Company, except until this Note is converted in accordance with Section 4.

Benefits of this Note.  Nothing in this Note shall be construed to give to any person, corporation or other entity other than the Company and any Holder of the Note (including permitted successors and assigns) any legal or equitable right, remedy or claim under the Note, and the Note shall be for the sole and exclusive benefit of the Company and any Holder of the Note.

Governing Law; Jurisdiction.  This Note shall be governed by and construed and enforced in accordance with the law of the State of New York without giving effect to principals of conflict of laws. The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of New York, County of New York, (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the courts of the State of New York, County of New York, in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding.

IN WITNESS WHEREOF, the Company has caused this Convertible Secured Promissory Note to be issued as of the date first written above.

DIAGNOSTIC IMAGING INTERNATIONAL CORPORATION

By:
Name:	Mitchell Geisler
Title:	Chief Executive Officer